UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2014

IPOWorld

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54492

Nevada	27-3088652
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Balgriststrasse 106a, Zürich, Switzerland	8008
(Address of principal executive offices)	(Zip Code)

(41) (0) 78824 3999

(Registrant’s telephone number, including area code)

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Copies of Communications to:

Law Offices of Thomas C. Cook, Ltd.

500 N. Rainbow, Suite 300

Las Vegas, NV 89107

(702) 221-1925

Fax (702) 221-1964

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 15, 2014, IPO World (the “Company” or the “Registrant”) accepted the resignation of Mr. Theo Baldi, in his position as Director Chief Executive Officer of the Corporation. Mr. Baldi desires to pursue other interests and does not have any disagreements with the Corporation on any matter relating to its operations, policies or practices.

On February 15, 2014, Mr. Edward Heckerson became Corporate Secretary. He will hold this position until his successor shall be appointed and shall qualify or until the earlier of his death, resignation or removal in the manner provided for in the By-laws of the Corporation. With the departure of Mr. Baldi, Mr. Heckerson, will hold the post as acting Principal Executive Officer and as acting Principal Accounting Officer. He will be responsible for the certification of the Company's financials. This newly appointed officer serves at the pleasure of the Board, he will hold his position(s) until his successor shall be appointed and shall qualify or until the earlier of his death, resignation or removal in the manner provided for in the By-laws of the Corporation.

CURRENT DIRECTORS AND OFFICERS

The names, ages and positions of the Company's director and executive officer are as follows:

Name	Age	Position & Offices Held

Edward Heckerson	46	Corporate Secretary Acting Principal Executive Officer Acting Principal Accounting Officer

Biography of New Director/Officer

Mr. Heckerson brings to IPOWorld his experience in running a fully reporting company that was cleared for quotation on the OTC-BB. From December 28, 2006 through April 15, 2009, he was the Principal Executive Officer of AirtimeDSL. On or about April 15, 2009, the company was acquired by Clear-Lite, Inc., and Mr. Heckerson stepped-down as Principal Executive Officer.

2009 to Present, Independent Business Consultant, helping companies to market their services.

December 2006 to 2009 - AirtimeDSL - Director

December 2002 to November 2006 – Airtime Wireless, Inc. – President

September 1999 to August 1999 - Independent Communications Consultant

Education:

Bonita High School, San Dimas, CA - Graduated, 1986

Attended Colorado State University, Fort Collins, CO

Mr. Heckerson has not been involved in any of the following events during the past ten years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

  being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

  was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

  was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

  was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

    Any Federal or State securities or commodities law or regulation; or
    Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or
    Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

  was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IPOWorld Registrant

Date: February 18, 2014	/s/ Edward Heckerson
Name: Edward Heckerson Corporate Secretary